Exhibit 23.3

CONSENT OF TETRA TECH

The undersigned hereby states as follows:

We, Tetra Tech, assisted with the preparation of the “S-K 1300 Technical Report Summary - Mt Todd Gold Project - 15 ktpd Feasibility Study, Northern Territory, Australia” with an effective date of July 29, 2025 and an issue date of September 11, 2025, and the “NI 43-101 Technical Report - Mt Todd Gold Project - 15 ktpd Feasibility Study, Northern Territory, Australia” with an effective date of July 29, 2025 and an issue date of September 11, 2025, for Vista Gold Corp. (the “Company”), portions of each of which are summarized (the “Summary Material”) in this Quarterly Report on Form 10-Q for the period ended March 31, 2026 (the “Form 10-Q”).

We hereby consent to the incorporation by reference in the Company’s Registration Statement on Form S-3 (No. 333-261225) and any amendments thereto, and in the related prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-134767, 333-153019, 333-191505, 333-191507, 333-225031, 333-239184, 333-267269, 333-267270, 333-280152, 333-280154) of the Summary Material concerning the technical report and the reference to my name as set forth above in the Form 10-Q.

Date: April 30, 2026	By: /s/ Brad Bijold

Name: Brad Bijold Tetra Tech